UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2017

MECHANICAL TECHNOLOGY, INCORPORATED

(Exact name of registrant as specified in its charter)

New York	000-06890	14-1462255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Washington Avenue Extension, Albany, New York 12205

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (518) 218-2550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Section 5 – Corporate Governance and Management

Item  5.07     Submission of Matters to a Vote of Security Holders.

(a-b) Mechanical Technology, Incorporated held its Annual Meeting of Stockholders on June 7, 2017 (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders:

  Elected as director Edward R. Hirshfield to hold office until the 2018 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

  Elected as director Matthew E. Lipman to hold office until the 2019 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

  Elected as director Thomas J. Marusak to hold office until the 2020 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

  Elected as director Michael Toporek to hold office until the 2020 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

   Ratified the selection of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year 2017; and

  Approved the advisory non-binding vote on executive officer compensation.

At the Annual Meeting, the stockholders voted as follows:

Matter	Votes For	Votes Against / Withheld	Abstentions	Broker Non-Votes
1. Election of Edward R. Hirshfield	4,921,639	145,134	N/A	3,293,326
2. Election of Matthew E. Lipman	4,910,739	156,034	N/A	3,293,326
3. Election of Thomas J. Marusak	4,947,731	119,042	N/A	3,293,326
4. Election of Michael Toporek	4,922,189	144,584	N/A	3,293,326
5. Ratification of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year 2017	8,158,000	127,621	74,478	N/A
6. Approval of the advisory non-binding vote on executive officer compensation	4,841,856	206,098	18,819	3,293,326

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MECHANICAL TECHNOLOGY, INCORPORATED
Date: June 9, 2017	By:	/s/ Frederick W. Jones
	Name:	Frederick W. Jones
	Title:	Chief Executive Officer and Chief Financial Officer